Exhibit 5.1

CONYERS DILL & PEARMAN 29th’ Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

14 December 2023

Matter No.:836602

Doc Ref: 109494963

(852) 2842 9588

Lilian.Woo@conyers.com

Oriental Rise Holdings Limited

Suite 3007

118 Connaught Road West

Hong Kong

Dear Sir / Madam

Re: Oriental Rise Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1, as amended, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 22 March 2023 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (a) up to 3,000,000 ordinary shares of par value US$0.0008 each (the “Ordinary Shares”) of the Company (including the Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option) (the “Offering”) and (b) up to 1,000,000 Ordinary Shares to be sold by the selling shareholders whose names are set out in the Schedule hereto (the “Selling Shareholders”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1	a copy of the Registration Statement; and

1.2	a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed:

1.3	copies of the memorandum and articles of association of the Company adopted on 25 January 2019, each certified by the registered office provider of the Company on 10 November 2023 (“Current M&As”);

1.4	copies of the amended and restated memorandum and articles of association of the Company conditionally adopted on 13 October 2023 and to become effective immediately prior to the closing of the Company’s initial public offering of the Ordinary Shares (the “Listing M&As”, together with the Current M&As, the “M&As”);

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.5	copies of written resolutions of all its directors dated 30 August 2023 and 27 September 2023, and the written resolutions of all its shareholders dated 13 October 2023 (together, the “Resolutions”);

1.6	the register of members of the Company certified by the registered office provider of the Company on 13 December 2023 (the “Register of Members”)

1.7	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 December 2023 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us;

2.4	that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9	that the number of authorised and unissued ordinary shares of the Company will not be changed from the date of this opinion up to and until the date of the issuance of a maximum of 3,000,000 Ordinary Shares pursuant to the Offering;

2.10	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares, and the due execution and delivery thereof by each party thereto;

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2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.12	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Based solely on our review of the Register of Members, as at the date of certification, the Selling Shareholders were the registered holders of an aggregate of 2,400,000 Ordinary Shares, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4	The statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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Schedule

Names of selling shareholders

ECF (BVI) Limited

HKC Global (BVI) Limited

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